UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market

Item 5.02    Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Appointment
Effective July 6, 2022, Sharon O’Keefe was appointed to the Board of Directors (the “Board”) of Apollo Endosurgery, Inc. (the “Company”), filling the vacancy from Rick Anderson’s concurrent resignation (see discussion below). Ms. O’Keefe will serve as a Class III director, and her term will expire at the 2023 annual meeting of stockholders unless re-elected. The Board has determined that Ms. O’Keefe is an independent director pursuant to the listing standards of The Nasdaq Stock Market LLC.
There are no arrangements or understandings between Ms. O’Keefe and any other persons pursuant to which she was selected as a director, and there is no family relationship between Ms. O’Keefe and any other members of the Board or the Company’s executive officers. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Ms. O’Keefe and the Company.
In connection with her appointment to the Board, and in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy, (i) Ms. O’Keefe will be granted, pursuant to the Company’s 2017 Equity Incentive Plan (the “Plan”), an initial restricted stock unit award to acquire the Company’s common stock at a later date, to be valued at $230,000 in the aggregate, and (ii) the Company will pay Ms. O’Keefe an annual retainer of $45,000 for service as a member of the Board. The Plan and related forms of restricted stock unit award are filed as Exhibits 10.1 and 10.3, respectively, to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2017.
The Company will enter into an indemnity agreement with Ms. O’Keefe in connection with her services as a member of the Board. The form of indemnity agreement is filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 8, 2018.
Director Resignation
On June 30, 2022, Rick Anderson, a member of the Board, informed the Company of his resignation from the Board, effective July 6, 2022. Mr. Anderson’s decision was not due to any disagreement with the Company.
Item 7.01    Regulation FD Disclosure.
On July 6, 2022, the Company issued a press release announcing the resignation of Mr. Anderson from the Board and the appointment of Ms. O’Keefe to the Board, which press release is attached as Exhibit 99.1 to this report.
The press release attached to this report as Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information contained in the press release attached to this report as Exhibit 99.1 shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Document
99.1	Press release, issued by Apollo Endosurgery, Inc., dated July 6, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	July 6, 2022
		By:	/s/ Jeffrey Black
		Name:	Jeffrey Black
		Title:	Chief Financial Officer